Exhibit 10.1



              U.S. PHYSICAL THERAPY, INC. 2003 STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made and entered as of ______________ between U.S. Physical Therapy, Inc., a Nevada corporation (the "Corporation"), and ______________ (the "Participant") in connection with the grant of a Non-Qualified Option (hereinafter defined), which occurred on _________________ under the U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan (the "Plan").

                              W I T N E S S E T H:


     WHEREAS, the Participant is an Employee, Consultant or Non-Employee Director of the Corporation or any Parent or Subsidiary and the Corporation has determined that it is desirable and in the best interest of the Corporation to grant the Participant a Non-Qualified Option to purchase shares of stock of the Corporation in order to provide Participant with added incentive to advance the interests of the Corporation, all according to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Corporation and the
Participant:

     1. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

     2. Grant of Non-Qualified Option. Subject to the terms and conditions set forth herein, the Corporation grants the Participant a Non-Qualified Option to purchase from the Corporation during the period beginning on the grant date and ending ten years from the date of grant ______ shares of Stock at a price of _______ per share, subject to adjustment or termination as provided in Article II of the Plan. This Option is not intended to qualify as an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and shall be so construed. This option is exercisable one-fifth on ___________ and each year thereafter until ______________.

     3. Notice of Exercise. This Option may be exercised in whole or in part, from time to time, in accordance with Paragraph 2, by written notice to the Corporation at the address provided in Paragraph 8, which notice shall:

          (a) specify the number of shares of Stock to be purchased and the exercise price to be paid therefore;

          (b) if the person exercising this Option is not the Participant, contain or be accompanied by evidence satisfactory to the Committee of such person's right to exercise this Option; and

          (c) be accompanied by payment in full of the purchase price in a form acceptable under the terms of the Plan.

     4. No Effect on Capital Structure. This Option shall not affect the right of the Corporation or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

     5. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Article II of the Plan, and any controversy which may arise under this Agreement shall be determined by the Committee in its sole discretion.

     6. Tax Withholding. The parties recognize that the Corporation or an Affiliate may be obligated to withhold federal, state and local income taxes and Social Security taxes to the extent that the Participant realizes ordinary income in connection with the exercise of the Option. The Participant agrees that the Corporation or Affiliate may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Participant, and also agrees that upon demand the Participant will promptly pay to the Corporation or Affiliate having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation.

     7. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, which is made a part hereof as if fully set forth herein, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     8. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail, courier or facsimile machine. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or Participant may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Corporation and the Participant specify their respective addresses as set forth below:

           Corporation:  U.S. Physical Therapy, Inc. Att'n: Corporate Secretary
                         1300 West Sam Houston Parkway South, Suite 300 Houston, Texas 77042

           Participant:



     9. Governing Law. Except as is otherwise provided in Section 12.3 of the Plan, where applicable the provisions of this Agreement shall be governed by the contract law of the State of Nevada.



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     IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Agreement  to be executed and the Participant has hereunto set his hand on the day and year first above written.



                                       U.S. PHYSICAL THERAPY, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       PARTICIPANT



                                       -----------------------------------------
                                       Name: